Registration No. 333-______

 As filed with the Securities and Exchange Commission on November 29, 2006



                      UNITED STATES SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             Portec Rail Products, Inc.
           (Exact Name of Registrant as Specified in its Charter)

       West Virginia                                     55-0755271
State or Other Jurisdiction of              (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                              900 Old Freeport Road
                      Pittsburgh, Pennsylvania 15238-8250
                    (Address of Principal Executive Offices)


               Portec Rail Products, Inc. 2006 Stock Option Plan
                            (Full Title of the Plan)

                                   Copies to:

      Richard J. Jarosinski                        Alan Schick, Esquire
President and Chief Executive Officer        Luse Gorman Pomerenk & Schick, P.C.
   Portec Rail Products, Inc.               5335 Wisconsin Ave., N.W., Suite 400
     900 Old Freeport Road                         Washington, D.C.  20015
Pittsburgh, Pennsylvania 15238-8250                 (202) 274-2000
      (412) 782-6000
  (Name, Address and Telephone
   Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$1.00 per share                150,000 (2)           $10.725 (3)            $1,608,750                $173
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Portec Rail Products, Inc. 2006 Stock Option Plan (the "Stock Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Portec Rail Products, Inc. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock that may be issued pursuant to the exercise of options that are available for grant under the Stock Option Plan.
(3)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).

                             ______________________

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information

     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005 (Commission File No. 000-50543), filed with the Commission on March 30, 2006 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on January 12, 2004 (Commission File No. 000-50543).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Portec Rail Products, Inc.'s articles of incorporation provides for indemnification of its directors, officers and shareholders to the fullest extent provided by West Virginia law. West Virginia law generally provides for indemnification against liability incurred because a person is a director or officer if that individual conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. In the case of shareholders, no indemnification will be made if such shareholder is found to be guilty of gross negligence or willful misconduct. In the case of a settlement, a shareholder who is not a director of the corporation, the board of directors shall be advised by independent counsel that such shareholder was not guilty of gross negligence or willful misconduct and that such settlement is in the best interest of the corporation. Item 7. Exemption From Registration Claimed

         Not applicable.

Item 8.  List of Exhibits.


Regulation S-K                                                          Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         10       Portec Rail Products, Inc. 2006 Stock Option Plan             **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of BKD, LLP                                           Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page


* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-110288 originally filed by the Company under the Securities Act of 1933, with the Commission on November 6, 2003, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to Appendix A to the proxy statement for the Company's 2006 Annual Meeting of Stockholders (Commission File No. 000-50543), filed by the Company under the Securities and Exchange Act of 1934, on April 28, 2006.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 27th day of November, 2006.


                                            PORTEC RAIL PRODUCTS, INC.


                                        By: /s/ Richard J. Jarosinski
                                            -----------------------------
                                            Richard J. Jarosinski, President and
                                             Chief Executive Officer
                                             (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Portec Rail Products, Inc. (the "Company") hereby severally constitute and appoint Richard J. Jarosinski, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Richard J. Jarosinski may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued upon the exercise of stock options to be granted under the Portec Rail Products, Inc. 2006 Stock Option Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Richard J. Jarosinski shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.


Signatures                                  Title                                       Date


/s/Richard J. Jarosinski
---------------------------          President and Chief Executive Officer         November 27, 2006
Richard J. Jarosinski               (Principal Executive Officer)



/s/ John N. Pesarsick
---------------------------          Chief Financial Officer                      November 27, 2006
John N. Pesarsick                   (Principal Financial and Accounting Officer)



/s/ Marshall T. Reynolds
---------------------------         Chairman of the Board                          November 27, 2006
Marshall T. Reynolds



/s/ John S. Cooper
---------------------------         Vice Chairman of the Board                     November 27, 2006
John S. Cooper


/s/ Carl M. Callway
---------------------------         Director                                       November 27, 2006
Carl M. Callaway



/s/ Philip E. Cline
---------------------------         Director                                       November 27, 20066

Philip E. Cline



/s/ Daniel P. Harrington
---------------------------         Director                                       November 27, 2006
Daniel P. Harrington


/a/ A. Michael Perry
---------------------------         Director                                       November 27, 2006
A. Michael Perry



/s/ Douglas V. Reynolds
---------------------------         Director                                       November 27, 2006
Douglas V. Reynolds


/s/ Neal W. Scaggs
---------------------------         Director                                       November 27, 2006
Neal W. Scaggs


/s/ Philip Todd Shell
---------------------------         Director                                       November 27, 2006
Philip Todd Shell


/s/ Kirby J. Taylor
---------------------------         Director                                       November 27, 2006
Kirby J. Taylor


/s/ Thomas W. Wright
---------------------------         Director                                       November 27, 2006
Thomas W. Wright

                                  EXHIBIT INDEX


Exhibit Number             Description

  4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1
                    (Commission File No. 333-110288), originally filed by the Company under the Securities Act of 1933 with the Commission on November 6, 2003, and all amendments or reports filed for the purpose of updating such description).

  5                 Opinion of Luse Gorman Pomerenk & Schick, P.C.

  10                Portec  Rail   Products,   Inc.   2006  Stock   Option  Plan
                    (incorporated by reference to Appendix A to the proxy statement for the Company's 2006 Annual Meeting of Stockholders (Commission File No. 000-50543), filed by the Company under the Securities and Exchange Act of 1934, on April 28, 2006).

  23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

  23.2              Consent of BKD, LLP

  24 Power of Attorney (contained in the signature page to this Registration Statement).

                                    Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                       WRITER'S EMAIL
(202) 274-2000


October 26, 2006

Board of Directors
Portec Rail Products, Inc.
900 Old Freeport Road
Pittsburgh, Pennsylvania 15238-8250

        Re: Portec Rail Products, Inc. 2006 Stock Option Plan Registration Statement on Form S-8

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Portec Rail Products, Inc. (the "Company") common stock, par value $1.00 per share (the "Common Stock"), pursuant to the Portec Rail Products, Inc. 2006 Stock Option Plan (the "Stock Option Plan"). We have reviewed the Company's Articles of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Option Plan and shares of Common Stock granted under the Stock Option Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                                     Very truly yours,


                                            /s/ LUSE GORMAN POMERENK & SCHICK
                                                -------------------------------
                                                LUSE GORMAN POMERENK & SCHICK
                                                A Professional Corporation

                                  Exhibit 23.2

                               CONSENT OF BKD, LLP

           Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the registration statement of Portec Rail Products, Inc. on Form S-8 (Commission File No. 000-50543) of our report dated February 10, 2006, on our audits of the consolidated financial statements of Portec Rail Products, Inc. as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003, which report is included in the Annual Report on Form 10-K of Portec Rail Products, Inc. for the year ended December 31, 2005.


                                                       /s/ BKD, LLP

Evansville, Indiana
November 29, 2006